Exhibit 23.8

CONSENT OF WOOD CANADA LIMITED

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-8 (the “Registration Statement”) of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statement and to any prospectuses or prospectus supplements thereto, of references to Wood Canada Limited’s name and to the use of the technical report titled “Arctic Feasibility Study, Alaska, USA, NI 43-101 Technical Report” dated effective August 20, 2020 and released October 2, 2020 (the “Technical Report”), and the use of scientific and technical information, including any reserve estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: June 10, 2021
On behalf of: Wood Canada Limited

Signed: Greg Gosson
Name: Greg Gosson Title: Technical Director, Geology & Compliance